Exhibit 4.01

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 19, 2022
Between

NORTONLIFELOCK INC.
as Issuer,

the GUARANTORS party hereto from time to time

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

6.750% SENIOR NOTES DUE 2027

7.125% SENIOR NOTES DUE 2030

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EXHIBITS

Exhibit A	Form of 2027 Note
Exhibit B	Form of 2030 Note
Exhibit C	Form of Certificate of Transfer
Exhibit D	Form of Certificate of Exchange

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SECOND SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of September 19, 2022 by and among NortonLifeLock Inc. (f/k/a Symantec Corporation), a Delaware corporation (the “Issuer”), each of the Guarantors (as defined herein) listed on the signature pages hereto, and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, Section 9.01 of the Base Indenture, dated February 9, 2017, by and between the Issuer and the Trustee (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) provides that, without the consent of Holders of any series of Notes, the Issuer and the Trustee may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Initial Notes of any series pursuant to Section 2.01 of the Base Indenture.

WHEREAS, the Issuer desires to issue (i) $900,000,000 aggregate principal amount of 6.750% Senior Notes due 2027 (the “2027 Notes”) and (ii) $600,000,000 aggregate principal amount of 7.125% Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Initial Notes,” and any additional Notes of either series, the “Additional Notes,” and the Initial Notes and Additional Notes, collectively, the “Notes”), and in connection therewith, the Issuer has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Base Indenture. This Supplemental Indenture shall supplement the Base Indenture insofar as it will apply only to the Notes issued hereunder (and not to any other series of Notes).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto that governs the Notes have the respective meanings specified in this Section 1.01. All other terms used in this Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture as in force at the date of this Supplemental Indenture is originally executed.

“Change of Control” means any of the following:

(1)            the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Parent; or

(2)            the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Permitted Parent, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Issuer.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of a Person (the “Subject Person”) held by a Parent Entity of such Subject Person unless it owns 50% or more of the total voting power of the Voting Stock of such Parent Entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a Person to be a beneficial owner.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Issuer and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities (excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term Indebtedness), as set forth on the most recent consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants herein in connection with any transaction, this definition shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested hereunder.

“Corporate Trust Office of the Trustee” shall be at the designated address of the Trustee specified in Section 13.02 or such other designated address at which at any time its corporate trust business shall be administrated as to which the Trustee may give notice to the Holders and the Issuer. With respect to presentation at maturity or redemption or for registration of transfer or exchange, such designated address shall be CTO Mail Operations, 600 South Fourth Street, 7th Floor, MAC: N9300-070 Minneapolis, MN 55415, Attention: Bondholder Communications. “Corporate Trust Office of the Trustee” also means the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facilities” means, any credit facility under which there is outstanding (without duplication) indebtedness of the Issuer or any Guarantor in an aggregate principal amount equal to or greater than $400,000,000 other than, for the avoidance of doubt, any factoring/securitization or vendor finance transactions, including the Existing Credit Facilities.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Equity Offering” means any public or private sale or issuance of common equity or preferred stock of the Issuer or any Parent Entity, other than:

(1)            public offerings with respect to the Issuer or any Parent Entity’s common stock registered on Form S-8; or

(2)            issuances to any subsidiary of the Issuer.

“Existing Credit Facilities” means the Issuer’s credit agreement, dated as of November 4, 2019, as amended on May 7, 2021.

“First Call Date” means (i) with respect to the 2027 Notes, September 30, 2024 and (ii) with respect to the 2030 Notes, September 30, 2025.

“Fitch” means Fitch Ratings Inc., or any of its successors or assigns.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“non-guarantor” means a subsidiary that is not a Guarantor.

“Offering Memorandum” means the Offering Memorandum, dated September 8, 2022, relating to the offering of the Initial Notes.

“Permitted Liens” means:

(1)            Liens on property or assets (including shares of stock and Indebtedness) of a Person existing at the time such Person is merged into or consolidated with the Issuer or any of its Subsidiaries, or otherwise becomes a Subsidiary of the Issuer;

(2)            Liens on property, shares of stock or Indebtedness (including Capitalized Lease Obligations) existing at the time of acquisition by the Issuer or any of its Subsidiaries of such property, shares of stock or Indebtedness (which may include property previously leased by the Issuer or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)            Liens on property, shares of stock or Indebtedness (including Capitalized Lease Obligations) to secure the payment of all or any part of the purchase price of such property, shares of stock or Indebtedness, or Liens on property, shares of Capital Stock or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 24 months after, the latest of the acquisition of such property, shares of stock or Indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(4)            Liens in favor of the Issuer or any of its Subsidiaries;

(5)            Liens existing on the issue date of the Notes;

(6)            Liens created in connection with a project financed with, and created to secure, a Non-Recourse Obligation;

(7)            Liens created to secure the Notes and the note guarantees;

(8)           (a) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings, (b) Liens securing or arising out of judgments or awards against such Person and (c) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)            Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)         Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature;

(11)         Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases (as determined in accordance with GAAP on the issue date of the Notes) or consignments entered into by the Issuer or any of its Subsidiaries;

(12)         Liens securing Hedging Obligations not entered into for speculative purposes; or

(13)         any extensions, modification, refinancing, renewals or replacements of any Lien referred to in clauses (1) through (12) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts, and any fees, expenses and other costs (including original issue discount, upfront fees or similar fees) associated with any such extension, modification, refinancing, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (12) shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements to such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof.

For purposes of determining compliance with this definition and Section 4.12, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition or in reliance on Section 4.12(b) but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens and/or is permitted to be incurred in reliance upon Section 4.12(b), the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the Issuer’s principal offices in Mountain View, California, each research and development facility and each service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America which, in each case, (a) is owned by the Issuer or any of its Wholly-Owned Subsidiaries and (b) has a net book value on the date as of which the determination is being made in excess of the greater of 2.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office or facilities, as the case may be), and $25 million, except such as the Board of the Issuer by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Issuer and its Subsidiaries, taken as a whole) not to be of material importance to the business of the Issuer and its Subsidiaries, taken as a whole.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange or the Nasdaq Stock Market.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“S&P” means Standard & Poor’s Ratings Group or any of its successors and assigns.

“Screened Affiliate” means any affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes of a series.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“significant subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the issue date of the Notes.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable First Call Date, as applicable. If there is no United States Treasury security maturing on the applicable First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable First Call Date, one with a maturity date preceding the applicable First Call Date and one with a maturity date following the applicable First Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable First Call Date. If there are two or more United States Treasury securities maturing on the applicable First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association.

ARTICLE 2

THE NOTES

SECTION 2.01.      Notes. Pursuant to Section 2.01 of the Base Indenture, the terms and provisions of the Notes are as follows:

(a)            The title of the 2027 Notes shall be “6.750% Senior Notes due 2027.” The title of the 2030 Notes shall be “7.125% Senior Notes due 2030.”

(b)            The 2027 Notes shall be initially limited to $900,000,000 aggregate principal amount. The 2030 Notes shall be initially limited to $600,000,000 aggregate principal amount. The Issuer may from time to time, without notice to or the consent of the Holders of the applicable series of Notes, create and issue Additional Notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of Notes offered hereby in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date following the issue date of such Additional Notes). The Additional Notes shall be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments, offers to purchase or otherwise as the applicable series of Initial Notes and will vote together as one class on all matters with the applicable series of Initial Notes; provided that if any Additional Notes are not fungible with the applicable series of Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the applicable series of Initial Notes.

(c)            The price at which the 2027 Notes shall be issued to the public is 100.000%. The price at which the 2030 Notes shall be issued to the public is 100.000%.

(d)            The Stated Maturity for the 2027 Notes shall be on September 30, 2027. The Stated Maturity for the 2030 Notes shall be on September 30, 2030. Neither the 2027 Notes nor the 2030 Notes shall require any principal or premium payments prior to the Stated Maturity.

(e)            The rate at which the 2027 Notes shall bear interest shall be 6.750% per annum, as set forth in Section 1 of the form of 2027 Note attached hereto as Exhibit A. The rate at which the 2030 Notes shall bear interest shall be 7.125% per annum, as set forth in Section 1 of the form of 2030 Note attached hereto as Exhibit B. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from September 19, 2022; provided that the first Interest Payment Date shall be March 31, 2023. Each March 31 and September 30 in each year, commencing March 31, 2023, shall be an Interest Payment Date for the Notes. The March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date shall be the Record Date for the interest payable on such Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. The Issuer shall pay interest on overdue principal at a rate equal to the interest rate on the Notes to the extent lawful, and the Issuer shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(f)             The Notes shall have the benefit of the note guarantees by each Guarantor executing this Supplemental Indenture and future Guarantors pursuant to Section 10.02 hereof.

(g)            Payments of principal of, premium, if any, and interest on the Notes represented by one or more Global Notes initially registered in the name of The Depository Trust Company (the “Depositary”) or its nominee with respect to the Notes shall be made by the Issuer through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

(h)            The Notes shall be redeemable in accordance with the terms and provisions set forth in Section 3 hereof and (to the extent they do not conflict with Section 3 hereof) the terms and provisions of Article 3 of the Base Indenture.

(i)             There shall be no mandatory sinking fund for the payments of the Notes.

(j)             The Notes shall be represented by one or more Global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary. The Notes, including the form of the certificate of authentication, shall be substantially in the form attached hereto as Exhibit A, with respect to the 2027 Notes, and Exhibit B, with respect to the 2030 Notes, the terms of which are incorporated by reference in this Supplemental Indenture.

(k)            Computershare Trust Company, National Association shall be the Trustee for the Notes.

(l)             With respect to the Notes only, the form of Certificate of Transfer is attached hereto as Exhibit C and the form of Certificate of Exchange is attached hereto as Exhibit D.

(m)           To the extent not set forth otherwise herein, the provisions of Article 2 of the Base Indenture are applicable.

ARTICLE 3

REDEMPTION

With respect to the Notes only, Article 3 of the Base Indenture is hereby replaced with the following:

SECTION 3.01.       Notices to Trustee.

If the Issuer elects to redeem Notes of any series pursuant to the Indenture it shall furnish to the Trustee, at least 3 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 hereof but not more than 70 days before a Redemption Date (except as set forth in the last paragraph of Section 3.03 hereof), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of the Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.02.      Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, such Notes shall be selected for redemption or repurchase by lot, pro rata, or by such other method the Trustee considers fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or repurchase by the Trustee in accordance with the Depositary’s applicable procedures. Such Notes of a series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date from the outstanding Notes of such series not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed or repurchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes of a series called for redemption or purchase also apply to portions of Notes of that series called for redemption or purchase.

SECTION 3.03.      Notice of Redemption.

The Issuer shall deliver electronically, or at the Issuer’s option and sole expense, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption or offers to purchase at least 10 days but, except as set forth in the last paragraph of this Section 3.03 and Section 4.03 hereof, not more than 60 days before the Redemption Date or purchase date to each Holder of the applicable series of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 of the Base Indenture, as supplemented by Article 8 hereof, or Article 11 of the Base Indenture, as supplemented by Article 11 hereof. Notices of redemption may be conditional.

The Notice shall identify the series of Notes to be redeemed (including the CUSIP number(s)) and shall state:

(a)            the Redemption Date;

(b)            the Redemption Price;

(c)            if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, with respect to Notes represented by Definitive Notes after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(d)            the name and address of the Paying Agent;

(e)            that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)             that, unless the Issuer defaults in making such redemption payment, interest on Notes of the series called for redemption ceases to accrue on and after the Redemption Date;

(g)            the paragraph or subparagraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i)             if in connection with a redemption of any series of Notes pursuant to the optional redemption terms set forth in the Indenture, any condition to such redemption.

A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Notice of any redemption of, or any offer to purchase, the applicable series of Notes may, at the Issuer’s discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event (including a Change of Control Repurchase Event), as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person. The Issuer shall provide written notice to the Trustee prior to the close of business on the Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

SECTION 3.04.      Effect of Notice of Redemption or Purchase.

Once a notice of redemption is sent (including electronically) in accordance with Section 3.03 hereof, Notes of a series called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Subject to Section 3.05 hereof, on and after the Redemption Date or purchase date, as applicable, interest shall cease to accrue on Notes or portions of Notes called for redemption or purchase, unless such redemption or purchase remains conditioned on the occurrence of a future event.

SECTION 3.05.      Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in such series of Notes and in Section 4.01 of the Base Indenture.

SECTION 3.06.      Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in the Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.      Optional Redemption.

(a)            Prior to the applicable First Call Date, the Issuer may redeem the Notes of a series at its option, in whole or in part, at any time and from time to time, upon notice as described in Section 3.03 hereof at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the notes matured on the applicable First Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) in the case of the 2027 Notes, 50 basis points and (ii) in the case of the 2030 Notes, 50 basis points, less (b) interest accrued to the date of redemption, and

(ii)            100% of the principal amount of the Notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest if any, thereon to, but excluding, the Redemption Date, subject to the rights of Holders of the notes of such series on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

On and after the applicable First Call Date, the Issuer may redeem the Notes of a series at its option, in whole or in part, at any time and from time to time, upon notice as described in Section 3.03 hereof at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of Holders of the Notes of such series on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the applicable period beginning on the dates set forth in the tables below:

2027 Notes

Year	Percentage
September 30, 2024	103.375%
September 30, 2025	101.688%
September 30, 2026 and thereafter	100.000%

2030 Notes

Year	Percentage
September 30, 2025	103.563%
September 30, 2026	101.781%
September 30, 2027 and thereafter	100.000%

At any time and from time to time prior to the applicable First Call Date, the Issuer may, at its option, upon notice as described in Section 3.03 hereof, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) of a series issued under this Supplemental Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) in the case of the 2027 Notes, 106.750% of the aggregate principal amount thereof and (ii) in the case of the 2030 Notes, 107.125% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes of such series on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the sum of the aggregate principal amount of Initial Notes of such series originally issued under this Supplemental Indenture remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of such Equity Offering.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

In connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes of such series that remain outstanding following such purchase at a price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.

With respect to any partial redemption or purchase of Notes of a series made pursuant to the Indenture, selection of the Notes for redemption or purchase will be made on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depositary in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part.

SECTION 3.08.      Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to any series of Notes.

ARTICLE 4

COVENANTS

With respect to the Notes only, Sections 4.11, 4.12 and 4.14 of the Base Indenture are hereby replaced with the following:

SECTION 4.01.      Sale and Leaseback Transactions.

(a)            The Issuer shall not, directly or indirectly, and shall not permit any of its Restricted Subsidiaries directly or indirectly to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, whether now owned or hereafter acquired, unless:

(1)            such transaction was entered into prior to the issue date of the Notes;

(2)            such transaction is between the Issuer and any Subsidiary of the Issuer or between Subsidiaries of the Issuer;

(3)            such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or its Subsidiaries within a period of not more than three years);

(4)            the Issuer or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes, pursuant to Section 4.02(b) hereof; or

(5)            the Issuer or such Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase, construction or development of other property or assets or to the defeasance or retirement of the Notes or other Indebtedness of the Issuer or a Subsidiary of the Issuer within 365 days before or after the effective date of any such Sale and Leaseback Transaction.

(b)            Notwithstanding Section 4.01(a) hereof, the Issuer and its Restricted Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be prohibited by Section 4.01(a) hereof if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 4.02(b) hereof, does not exceed the greater of (i) 15% of Consolidated Net Assets of the Issuer calculated as of the closing date of the Sale and Leaseback Transaction and (ii) $750 million.

SECTION 4.02.      Liens.

(a)            The Issuer shall not directly or indirectly incur, and shall not permit any of its Restricted Subsidiaries to directly or indirectly incur, any Indebtedness secured by a Lien (except Permitted Liens) upon (a) any Principal Property of the Issuer or any of its Restricted Subsidiaries or (b) any shares of stock or Indebtedness of any of its Restricted Subsidiaries (whether such Principal Property, shares or Indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Notes and the note guarantees (together with, at the option of the Issuer, any other Indebtedness or guarantees of the Issuer or any of its Subsidiaries ranking equally in right of payment with the Notes or such guarantee) are equally and ratably secured with (or, at the option of the Issuer, on a senior basis to) such secured Indebtedness.

(b)            Notwithstanding Section 4.02(a) hereof, the Issuer and its Restricted Subsidiaries shall be permitted to incur Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (other than Permitted Liens), together with all Attributable Debt outstanding pursuant to Section 4.01(b) hereof, does not exceed the greater of (i) 15% of Consolidated Net Assets of the Issuer calculated as of the date of the creation or incurrence of the Lien and (ii) $750 million. The Issuer and its Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, modify, refinance, renew, substitute or replace (including successive extensions, modifications, refinancings, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(c)            Any Lien created for the benefit of the Holders of any series of Notes pursuant to Section 4.02(a) hereof shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series or the note guarantees.

SECTION 4.03.      Change of Control Repurchase Event.

(a)            If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series pursuant to the optional redemption terms set forth in this Supplemental Indenture or pursuant to Section 8.02 or Section 8.03 of the Base Indenture or Section 11.01 hereof, the Issuer shall make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer described below at a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased (or such higher amount as the Issuer may determine) plus accrued and unpaid interest, if any, to, but excluding the Change of Control Payment Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Repurchase Event with respect to a series of notes, the Issuer shall send or cause to be sent a notice of such Change of Control Offer by electronic delivery in accordance with the applicable procedures of the Depositary or by first-class mail, with a copy to the Trustee, to each Holder of such series of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depositary, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable series of Notes (the “Change of Control Offer”) on the payment date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 10 Business Days nor later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer reasonably believes that any or all such conditions (including such Change of Control Repurchase Event) shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

(b)            On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)            accept for payment all Notes of the applicable series issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)            prior to 10:00 a.m., New York City time, deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)            deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)            The Paying Agent will promptly send to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder, at the sole expense of the Issuer, a new Note equal in principal amount to any unpurchased portion of any Notes surrendered. The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event (i) if a third party approved in writing by the Issuer makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.03 applicable to a Change of Control Offer made by the Issuer, (ii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof unless and until there is a default in the payment of the Redemption Price on the applicable Redemption Date or the Redemption Date is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied and (iii) purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party approved in writing by the Issuer making a Change of Control Offer in lieu of the Issuer as set forth in clause (c) of this Section 4.03, purchases all of the Notes of such series that have been validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.03, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment in respect of the Second Change of Control Payment Date.

(e)            Other than as specifically provided in this Section 4.03, any purchase pursuant to this Section 4.03 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

(f)              The provisions of this Section 4.03 relating to the Issuer’s obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Repurchase Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series.

ARTICLE 5

SUCCESSORS

With respect to the Notes only, Section 5.01 of the Base Indenture is hereby replaced with the following:

SECTION 5.01.      Consolidation, Merger and Sale of Assets.

(a)            The Issuer shall not consolidate with or merge into another entity or convey, transfer or lease all or substantially all of its assets to another entity unless:

(1)            the Issuer is the surviving Person, or,

(2)            if the Issuer is not the surviving Person:

a.            such surviving Person is organized under the laws of the United States;

b.            such surviving Person expressly assumes all of the Issuer’s obligations under the Notes and the Indenture and executes a supplemental indenture, in a form satisfactory to the Trustee, which shall be delivered to the Trustee;

c.            immediately after giving effect to the transaction, there is no Default on the Notes and the transaction does not cause a Default on the Notes; and

(3)            the Issuer or such surviving Person (if not the Issuer), as applicable, delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction and the supplemental indenture, if any, comply with this Section 5.01 and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

(b)            The Issuer may permit a Guarantor to consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of its assets to another entity if:

(1)            Such Guarantor is the surviving Person or,

(2)            if such Guarantor is not the surviving Person:

a.            such surviving Person is organized under the laws of the United States;

b.            the surviving Person expressly assumes all of such Guarantor’s obligations under the note guarantee and the Indenture and executes a supplemental indenture, in a form satisfactory to the Trustee, which will be delivered to the Trustee;

c.            the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction and the supplemental indenture, if any, comply with this covenant and that all conditions precedent in the Indenture relating to the transaction have been satisfied; and

(c)            In the case of clause (b) above, the surviving Person will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Notes and the Indenture, and the predecessor Guarantor will be released from the obligation to pay the principal of and interest on the Notes.

(d)            Notwithstanding the foregoing, any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any other Guarantor.

ARTICLE 6

DEFAULTS AND REMEDIES

With respect to the Notes only, Section 6.01 of the Base Indenture is hereby replaced with the following:

SECTION 6.01.      Events of Default.

An “Event of Default” wherever used herein with respect to the Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            a failure to pay principal of or premium, if any, on any Note of such series when due at its Stated Maturity, upon optional redemption or otherwise;

(2)            a default for 30 days or more in the payment when due of interest on or with respect to the Notes of such series;

(3)            the failure by the Issuer to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in accordance with Section 4.03 hereof;

(4)            failure by the Issuer or any Restricted Subsidiary to perform any other covenant for 90 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

(5)            (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Issuer (other than Indebtedness of the Issuer owing to any of its Subsidiaries) outstanding in an amount in excess of $400 million and continuance of this failure to pay or (b) a Default on any Indebtedness of the Issuer (other than Indebtedness owing to any of its Subsidiaries), which Default results in the acceleration of such Indebtedness in an amount in excess of $400 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes (including any Additional Notes) of such series; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured;

(6)            the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences proceedings to be adjudicated bankrupt or insolvent;

(ii)           consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)          consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)           generally is not paying its debts as they become due,

(7)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii)          appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, or for all or substantially all of the property of the Issuer; or

(iii)          orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(8)            any note guarantee of a significant subsidiary as of and for the twelve months ended on the last day of the most recent fiscal quarter for which financial statements are available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such significant subsidiary or Person acting by or on behalf of any such significant subsidiary denies or disaffirms such significant subsidiary’s obligations under the Indenture or any note guarantee and such default continues for 10 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series.

Any notice of Default, notice of continuing Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of continuing Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder, at the time of providing a Noteholder Direction, shall covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer. In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depositary or its nominee and the Depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of such series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeks to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of such series, the Issuer provides to the Trustee an Officer’s Certificate stating that a final and non-appealable determination of a court of competent jurisdiction on such matter has been made that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation as confirmed by a final and non-appealable determination of a court of competent jurisdiction on such matter shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes of such series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in this Section 6.01 to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with this Section 6.01. In addition, for the avoidance of doubt, this Section 6.01 shall not apply to any Holder that is a Regulated Bank and shall only apply to Noteholder Directions as defined herein and does not apply to any other directions given by Holders to the Trustee under the Indenture; provided, that, if a Regulated Bank is a Directing Holder or a beneficial owner directing the Depositary it shall provide a written representation to the Issuer that it is a Regulated Bank.

With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Section 6.01. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with, this Section 6.01, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

The Issuer hereby waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with, this Section 6.01, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Section 6.01. In connection with the requisite percentages required under this Section 6.01, the Trustee shall also treat all outstanding Notes of such series equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section 6.01 and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under Section 7.07 of the Base Indenture.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

ARTICLE 7

TRUSTEE

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 7 of the Base Indenture.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

In the event that the Issuer exercises its defeasance option under Section 8.01 of the Base Indenture, each Guarantor will be released from all of its obligations with respect to its note guarantee.

With respect to the Notes only, Section 8.04 of the Base Indenture is hereby replaced with the following:

SECTION 8.01.   Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 of the Base Indenture to Notes of any series:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Notes, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium, if any, and interest due on such Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date;

(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)           the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)           since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than the Indenture) to which, the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)            the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

With respect to the Notes only, Sections 9.01 and 9.02 of the Base Indenture are hereby replaced with the following:

SECTION 9.01.   Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Trustee and the other parties hereto may amend or supplement the Indenture or the Notes of one or more series without the consent of any Holder:

(1)            to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of the Issuer or any Guarantor under the Notes of such series or the Indenture with respect to such series, as described in Section 5.01 hereof;

(2)            to surrender any right or power conferred upon the Issuer with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuer or the Guarantors for the protection of the Holders of any series of Notes;

(3)            to add any additional Defaults or Events of Default with respect to such series for the benefit of the Holders of Notes of such series;

(4)            to add to or modify any provision of the Indenture as necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form in addition to or in place of certificated Notes;

(5)            to add additional note guarantees with respect to any or all of the Notes of such series;

(6)            to secure the Notes of such series and/or the related note guarantees, if any;

(7)            to evidence and provide for the acceptance of addition or appointment by a successor or separate Trustee with respect to the Notes of such series;

(8)            to modify or amend the Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, if applicable (it being agreed that the Indenture or any supplemental indenture need not qualify under the Trust Indenture act);

(9)            to comply with the rules of any applicable securities depositary;

(10)          to conform the text of the Indenture or the Notes of any series to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provisions in the “Description of Notes” section of the Offering Memorandum were intended to be a verbatim recitation of a provision in the Indenture or such Notes as evidenced by an Officer’s Certificate;

(11)          to cure any ambiguity, omission, error, mistake, defect or inconsistency, provided that the interests of the Holders of the Notes are not adversely affected in any material respect as evidenced by an Officer’s Certificate;

(12)          to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance or discharge of any Notes of such series, provided that the interests of the Holders of the Notes of such series are not adversely affected in any material respect;

(13)          to make any change that does not adversely affect the rights of any Holder of Notes of such series; or

(14)          to establish the form or terms of Notes of any series as permitted by Section 2.01 of the Base Indenture.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of the Base Indenture, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained; provided that the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture that affect its own rights, duties or immunities under the Indenture or otherwise. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02.   With Consent of Holders of Notes.

Except as provided below in this Section 9.02 with respect to each series of Notes, the Issuer and the Trustee may amend or supplement this Indenture and the Notes of one or more series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series (including Additional Notes of such series, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable series of Notes) and, subject to Sections 6.04 and 6.07 of the Base Indenture, any existing Default or Event of Default with respect to such series of Notes (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded or annulled) or compliance in respect of a series of Notes with any provision of this Indenture or such series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 and Section 2.09 of the Base Indenture shall determine which Notes of such series are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in this Section 9.02 and Section 7.02 of the Base Indenture, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder of Notes affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            change the Stated Maturity of such Note;

(2)            reduce the principal amount or premium, if any, of any such Note;

(3)            reduce the rate or extend the time of payment of interest of any such Note;

(4)            reduce the amount of principal of any such Note issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

(5)            make any reduction in the premium payable upon the redemption of any such Notes;

(6)            change the place or currency of payment of principal, premium, if any, or interest with respect to any such Notes;

(7)            amend the contractual right expressly set forth in the Indenture or any Note or a Holder to institute suit for the enforcement of any payment on such Holder’s Notes;

(8)            reduce the percentage in principal amount of Holders of the Notes whose consent is required to change the Indenture;

(9)            reduce the percentage in principal amount of Holders of the Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults;

(10)          modify the provisions on modification and waiver with respect to the Notes set forth in Article 9 of the Base Indenture, as supplemented by Article 9 hereof; or

(11)          release any note guarantee (other than in accordance with the terms of the Indenture).

In executing, or accepting the additional trusts created by this Article , any amended or supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall receive, and (subject to Section 7.01 of the Base Indenture) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by the Indenture and that such supplemental indenture or amendment is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantee. The obligations of the Issuer under the Notes and the Indenture will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis (the “note guarantees”) by each existing and future Domestic Subsidiary that guarantees the Issuer’s obligations under the Existing Credit Facilities (each such subsidiary that provides a note guarantee under the Indenture, a “Guarantor”).

SECTION 10.02. Future Guarantors. If, on or after the original issuance date of the Notes:

(a)            the Issuer or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under the Credit Facilities or guarantees any such Indebtedness of the Issuer or any of its Domestic Subsidiaries; or

(b)            any Domestic Subsidiary of the Issuer incurs Indebtedness under the Credit Facilities or guarantees any Indebtedness of the Issuer under the Credit Facilities and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, will become a Guarantor and provide a note guarantee in respect of the Notes and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 days after the date on which it incurred any indebtedness under the Credit Facilities or guarantees any Indebtedness of the Issuer under the Credit Facilities, as the case may be.

SECTION 10.03. Release of Guarantee. The note guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(1)            a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Capital Stock of such Guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Guarantor to a person other than to the Issuer or a Guarantor and as otherwise not prohibited by this Indenture,

(2)            defeasance or discharge of the Notes, as provided in Article 8 of the Base Indenture, as supplemented by Article 8 hereof,

(3)            such Guarantor being (or being substantially concurrently) released or discharged from all of its guarantees of payment by the Issuer of any Indebtedness of the Issuer under the Credit Facilities,

(4)            upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of the Indenture, and

(5)            as described under Article 9 of the Base Indenture, as supplemented by Article 9 hereof.

SECTION 10.04. Limitation of Liability. Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the note guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its note guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee, result in the obligations of such Guarantor under its note guarantee constituting a fraudulent transfer or conveyance.

SECTION 10.05. Execution and Delivery of Note Guarantees. To evidence its note guarantee set forth in Section 10.01 hereof, each Guarantor agrees that this Supplemental Indenture shall be signed on behalf of such Guarantor by an Officer of such Guarantor (or, if an Officer is not available, by another authorized Person) on behalf of such Guarantor. Each Guarantor agrees that except as otherwise provided in this Indenture its note guarantee set forth in Section 10.01 hereof shall remain in full force and effect and shall apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such note guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any note guarantee set forth in this Supplemental Indenture on behalf of the Guarantors. The failure to endorse a note guarantee shall not affect or impair the validity thereof.

ARTICLE 11

SATISFACTION AND DISCHARGE

With respect to the Notes only, Section 11.01 of the Base Indenture is hereby replaced with the following:

SECTION 11.01.     Satisfaction and Discharge of Indenture.

The Indenture shall upon the Issuer’s request cease to be of further effect with respect to any series of Notes specified by the Issuer (including with respect to the note guarantees of such series) (except as to any surviving rights of registration of transfer or exchange of Notes of any series herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series of Notes (including with respect to the note guarantees of such series), when:

(1)            either (A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Base Indenture and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust), have been delivered to the Trustee for cancellation; or

(B)           (w)  all Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the sole expense, of the Issuer;

(x)            the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount (insofar as any U.S. Government Obligations are so included, in the opinion of an Independent Financial Advisor) sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(y)            no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Notes of such series or the Indenture in respect of such series of Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and

(z)            the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such series of Notes at Maturity or the Redemption Date, as the case may be;

(2)            the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such series of Notes; and

(3)            the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of the Indenture (including the Note Guarantees) as to such series of Notes have been complied with.

In the event there are outstanding Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of the Indenture only if requested to do so with respect to the Notes of such series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees with respect to a series of Notes hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees with respect to the applicable series of Notes hereunder.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Trustee under Section 7.07 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to subclause (1)(B) of this Section 11.01, the obligations of the Trustee under Sections 11.02 and Section 8.06 of the Base Indenture shall survive.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to this Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes of such series.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

With respect to the Notes only, Sections 13.02, 13.10 and 13.11 of the Base Indenture are hereby replaced with the following:

SECTION 13.01. Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:

If to the Issuer:

c/o NortonLifeLock Inc.
60 E. Rio Salado Parkway

Suite 1000

Tempe, Arizona 85281

Attention: Sameer Sood

Email: Sameer.Sood@nortonlifelock.com

With a copy to each:

General Counsel

Email: Bryan.Ko@nortonlifelock.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Sophia Hudson, P.C.; Jennifer L. Lee

Email: Sophia.hudson@kirkland.com; jennifer.lee@kirkland.com

If to the Trustee:

Computershare Trust Company, National Association

CTO Mail Operations

600 South 4th Street, 7th Floor

MAC: N9300-070

Minneapolis, MN 55415

Attention Corporate Trust Services: NortonLifeLock Administrator/Lynn Steiner

Notwithstanding the foregoing, any notice or communication with respect to presentation at maturity or redemption or for registration of transfer or exchange shall be given to the Trustee at CTO Mail Operations, 600 South Fourth Street, 7th Floor, MAC: N9300-070, Minneapolis, MN 55415, Attention: Bondholder Communications.

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first day on which publication is made, if given by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; at the time delivered, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee shall be deemed effective only if receipt thereof is acknowledged by the Trustee. Notice otherwise given in accordance with the procedures of the Depositary will be deemed given on the date sent to the Depositary. For so long as any notes are represented by Global Notes, all notices to Holders will be delivered to the Depositary in accordance with the applicable procedures of the Depositary, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the holders of book-entry interests.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee at the same time.

Failure to electronically deliver or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is electronically delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions and such party shall provide to the Trustee an incumbency certificate listing such authorized representative, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the party providing such instructions elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to (i) assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Trustee; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 13.02. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, any act or provision of any present or future law or regulation or government authority, strikes, labor disputes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, disease, epidemic or pandemic, quarantine, national emergency , interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, unavailability of any securities clearing system, or hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.03. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to the Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.02 shall survive the termination of the Indenture.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 14

Governing Law; Counterparts

SECTION 14.01. Governing Law; Submission to Jurisdiction.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING THE NOTE GUARANTEES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplemental Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 14.02. Counterpart Originals. This Supplemental Indenture may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Supplemental Indenture (and any document executed in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (“UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[Signatures on following pages]

NortonLifeLock Inc.

By:	/s/ Sameer Sood
	Name:	Sameer Sood
	Title:	Chief Accounting Officer

LifeLock, Inc.

By:	/s/ Bryan Ko
	Name:	Bryan Ko
	Title:	President

Avira, Inc.

By:	/s/ Jessica Horrillo
	Name:	Jessica Horrillo
	Title:	Vice President and Treasurer

EMBP 455, L.L.C.

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Secretary

Kintiskton LLC

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Manager

Guardsman LLC

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Manager

[Signature Page to Second Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Nikki Austin
	Name:	Nikki Austin
	Title:	Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [  ]

ISIN [  ]1

[RULE 144A][REGULATION S] [GLOBAL] NOTE
representing up to
$[______________]

6.750% Senior Notes due 2027

No.___	[$______________]

NORTONLIFELOCK INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of _______________ United States Dollars] on September 30, 2027.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

1 Rule 144A Note CUSIP: 668771 AK4; Rule 144A Note ISIN: US668771AK49; Regulation S Note CUSIP: U66646 AB3; Regulation S Note ISIN: USU66646AB35.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

NORTONLIFELOCK INC.

By:
Name:
Title:

This is one of the 2027 Notes referred to in the within-mentioned Indenture:

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

6.750% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1.            INTEREST. NortonLifeLock Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.750% per annum from September 19, 2022 until Maturity. The Issuer shall pay interest semi-annually in arrears on March 31 and September 30 of each year (whether or not a Business Day) (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 19, 2022; provided that the first Interest Payment Date shall be March 31, 2023. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”).

2.            METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of the Notes at the close of business (if applicable) on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. Payment of interest may, as the option of the Issuer, be made by (i) check mailed to the Holders of the Notes at their addresses set forth in the register of Holders or, (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee, provided that all payments of principal of and interest and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Computershare Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Issuer issued the Notes under the Base Indenture, dated as of February 9, 2017 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of September 19, 2022 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 6.750% Senior Notes due 2027. The Issuer shall be entitled to issue Additional Notes constituting Notes pursuant to Section 2.01 of the Supplemental Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and a Holder will be required to pay any taxes and fees required by law and due on transfer or as otherwise permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption in respect of the Notes.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note on the books of the Registrar may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Trustee and the Holders of the Notes shall be as set forth in the applicable provisions of the Indenture.

10.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.         GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

12.         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o NortonLifeLock Inc.
60 E. Rio Salado Parkway

Suite 1000

Tempe, Arizona 85281

Attention: Sameer Sood

Email: Sameer.Sood@nortonlifelock.com

With a copy to each:

General Counsel

Email: Bryan.Ko@nortonlifelock.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, check the box below:

[    ] Section 4.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:* __________________________________

*               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]

ISIN [ ]2

[RULE 144A][REGULATION S] [GLOBAL] NOTE
representing up to
$[______________]

7.125% Senior Notes due 2030

No. ___	[$______________]

NORTONLIFELOCK INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of _______________ United States Dollars] on September 30, 2030.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

2 Rule 144A Note CUSIP: 668771 AL2; Rule 144A Note ISIN: US668771AL22; Regulation S Note CUSIP:

U66646 AC1; Regulation S Note ISIN: USU66646AC18

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

NORTONLIFELOCK INC.

By:
Name:
Title:

This is one of the 2030 Notes referred to in the within-mentioned Indenture:

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

7.125% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1.            INTEREST. NortonLifeLock Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 7.125% per annum from September 19, 2022 until Maturity. The Issuer shall pay interest semi-annually in arrears on March 31 and September 30 of each year (whether or not a Business Day) (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 19, 2022; provided that the first Interest Payment Date shall be March 31, 2023. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”).

2.            METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of the Notes at the close of business (if applicable) on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. Payment of interest may, as the option of the Issuer, be made by (i) check mailed to the Holders of the Notes at their addresses set forth in the register of Holders or, (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee, provided that all payments of principal of and interest and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Computershare Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Issuer issued the Notes under the Base Indenture, dated as of February 9, 2017 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of September 19, 2022 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 7.125% Senior Notes due 2030. The Issuer shall be entitled to issue Additional Notes constituting Notes pursuant to Section 2.01 of the Supplemental Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and a Holder will be required to pay any taxes and fees required by law and due on transfer or as otherwise permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption in respect of the Notes.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note on the books of the Registrar may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Trustee and the Holders of the Notes shall be as set forth in the applicable provisions of the Indenture.

10.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.         GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

12.         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o NortonLifeLock Inc.
60 E. Rio Salado Parkway

Suite 1000

Tempe, Arizona 85281

Attention: Sameer Sood

Email: Sameer.Sood@nortonlifelock.com

With a copy to each:

General Counsel

Email: Bryan.Ko@nortonlifelock.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, check the box below:

[    ] Section 4.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:* __________________________________

*               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

NortonLifeLock Inc.

60 E. Rio Salado Parkway

Suite 1000

Tempe, Arizona 85281

Attention: Sameer Sood

Computershare Trust Company, National Association

As Trustee under the Indenture hereinafter referred to

600 South 4th Street, 7th Floor

MAC: N9300-070

Minneapolis, MN 55415

Email: Bondholdercommunications@WellsFargo.com

Re: [6.750% senior notes due 2027][7.125% senior notes due 2030]

Reference is hereby made to the Indenture, dated as of February 9, 2017 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), between the Issuer and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the firms whose marketing names are listed on the cover of the Offering Memorandum). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.            ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	[ ] such Transfer is being effected to the Issuer or a Subsidiary of the Issuer;

or

(c)            [   ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)           ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           [   ] a beneficial interest in the:

(i)            [   ] 144A Global Note (CUSIP [         ]), or

(ii)           [   ] Regulation S Global Note (CUSIP [            ]), or

(b)           [   ] a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           [   ] a beneficial interest in the:

(i)            [   ] 144A Global Note (CUSIP [            ]), or

(ii)           [   ] Regulation S Global Note (CUSIP [            ]), or

(iii)          [   ] Unrestricted Global Note (CUSIP [             ]); or

(b)           [   ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

NortonLifeLock Inc.
60 E. Rio Salado Parkway

Suite 1000

Tempe, Arizona 85281

Attention: Sameer Sood

Computershare Trust Company, National Association

As Trustee under the Indenture hereinafter referred to

600 South 4th Street, 7th Floor

MAC: N9300-070

Minneapolis, MN 55415

Email: Bondholdercommunications@WellsFargo.com

Re: [6.750% senior notes due 2027][7.125% senior notes due 2030]

Reference is hereby made to the Indenture, dated as of February 9, 2017 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and between the Issuer and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

 a)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

D-1

b)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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b)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________________

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